Exhibit 10.3

SYSTEM1, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) serving on the board of directors (the “Board”) of System1, Inc. (the “Company”) shall be eligible to receive the equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The equity compensation described in this Program shall be granted automatically as set forth herein and without further action of the Board, to each member of the Board (i) who is not an employee of the Company or any of its parents or subsidiaries and (ii) who is determined by the Board to be eligible to receive the equity compensation contemplated under this Program (each, an “Eligible Director”), unless such Eligible Director declines the receipt of such equity compensation by written notice to the Company.

This Program shall become effective on February 25, 2022 (the “Effective Date”), and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion.

1. Equity Compensation.

a. General. Eligible Directors shall be granted the Initial Awards, the Annual Awards and the Committee Awards each as described below (collectively, the “Awards”). The Awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2022 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”), and may be granted subject to the execution and delivery or acceptance (as applicable) of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Awards contemplated hereby are subject in all respects to the terms of the Equity Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Plan.

b. Annual Awards. Commencing with the Company’s Annual Meeting during calendar year 2023, each Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders (the “Annual Meeting”) or who is initially elected or appointed to serve on the Board at such Annual Meeting and, in either case, who will continue to serve on the Board immediately following such Annual Meeting shall be granted an Award of Restricted Stock Units (each, an “RSU Award”) with a grant date fair value of $180,000 (each, an “Annual Award”).

c. Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Company’s Annual Meeting for calendar year 2023 (and other than on the date of an Annual Meeting) shall be granted an RSU Award (an “Initial Award”) with a grant date fair value equal to (i) $180,000 multiplied by (ii) a fraction, (x) the numerator of which is the difference between 365 and the number of days from the immediately preceding Annual Meeting date through the appointment or election date and (y) the denominator of which is 365.

d. Committee Awards. Each Eligible Director who is serving on a Committee of the Board will be granted the applicable RSU Award(s) (collectively, the “Committee Awards”) set forth below (subject to Section 1(e) below):

(i) Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall be granted an RSU Award with a grant date fair value of $50,000 for such service. An Eligible Director serving as a member of the Audit Committee (other than the Chairperson) shall be granted an RSU Award with a grant date fair value of $20,000 for such service.

(ii) Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall be granted an RSU Award with a grant date fair value of $20,000 for such service. An Eligible Director serving as a member of the Compensation Committee (other than the Chairperson) shall be granted an RSU Award with a grant date fair value of $10,000 for such service.

(iii) Nominating and Corporate Governance Committee. An Eligible Director serving as Chairperson of the Nominating and Corporate Governance Committee shall be granted an RSU Award with a grant date fair value of $15,000 for such service. An Eligible Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall be granted an RSU Award with a grant date fair value of $10,000 for such service.

e. Grants of Committee Awards. Each Committee Award will automatically be granted on the date of the Annual Meeting each calendar year beginning with calendar year 2023 during which such Eligible Director serves in the applicable positions described in Section 1(d) or, if an Eligible Director first commences service in an applicable position after the Annual Meeting date of any calendar year (the date of such commencement of service, the “Committee Appointment Date”), on such Eligible Director’s Committee Appointment Date. In the event an Eligible Director first commences service in any applicable position described in Section 1(d) after the Annual Meeting date of any calendar year, the value of his or her Committee Award(s) will be prorated by multiplying the value of such Committee Award(s) (as set forth in Sections 1(d)(i), (ii) or (iii) above, as applicable) by a fraction, the numerator of which is the difference between 365 and the number of days from the immediately preceding Annual Meeting date through the Committee Appointment Date and (ii) the denominator of which is 365.

f. Terms of Awards. The number of shares subject to any Award will be determined by dividing the value of such Award (as may be pro-rated pursuant to Sections 1(c) or (e)) by the closing price for the Company’s Class A common stock on the New York Stock Exchange (or any applicable securities exchange on which the Company’s Class A common stock is then-listed) on the applicable grant date (or on the immediately preceding trading day if the applicable grant date is not a trading day). Each Award shall vest as to twenty-five percent (25%) of the Award on each of the first three quarterly anniversaries of the applicable grant date, and as to the remaining twenty-five percent (25%) of the Award on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to the applicable Eligible Director’s continued service on the Board (or, with respect to Committee Awards, in the applicable Committee position) through the applicable vesting date. Notwithstanding the foregoing, any pro-rated Initial Award or pro-rated Committee Award will vest in the same manner described in the preceding sentence, but by reference to the Annual Meeting date immediately preceding the applicable grant date.

2. Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.

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